CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment to Registration Statement File No. 333-265199 on Form S-1 of our report dated March 24, 2023, relating to the financial statements of Brighthouse Life Insurance Company of NY.
/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
April 7, 2023